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                                                                 EXHIBIT (99)(I)

                        POLARIS INDUSTRIES PARTNERS L.P.

                  PROXY FOR MEETING OF BAC HOLDERS TO BE HELD
                 DECEMBER   , 1994 AND ANY ADJOURNMENT THEREOF

    The undersigned BAC Holder hereby instructs the Initial Limited Partner to vote all Class A Limited Partnership Interests of the Partnership which the undersigned is entitled to direct the voting of (PLEASE CHECK ONE):
                      / / FOR    / / AGAINST    / / ABSTAIN

a proposal (the "Conversion Proposal") to approve the Agreement and Plan of Conversion, dated as of September 29, 1994, by and among Polaris Industries Partners L.P. (the "Partnership"), Polaris Industries Inc. (the "Corporation"), EIP Associates L.P., Polaris Industries L.P., EIP Capital Corporation and the other persons named therein, pursuant to which, among other matters, a newly formed subsidiary partnership of the Corporation will be merged with and into the Partnership, with the Partnership as the surviving entity, and each BAC then outstanding will be exchanged for one share of Common Stock of the Corporation.

    Capitalized terms used but not defined herein shall have the meanings set forth in the Proxy Statement/ Prospectus distributed by order of EIP Associates L.P., the general partner of the Partnership (the "General Partner"), on or about November , 1994. THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER.

    THE GENERAL PARTNER AND THE SPONSORS RECOMMEND THAT BAC HOLDERS VOTE "FOR" THE CONVERSION PROPOSAL.
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    This Proxy Card, when properly  executed, constitutes an instruction to  the
Initial Limited Partner to vote for, against or to abstain with respect to the Conversion Proposal as directed herein by the undersigned BAC Holder. IF NO DIRECTION IS MADE, THIS PROXY CARD, WHEN SIGNED AND DELIVERED, WILL CONSTITUTE AN INSTRUCTION TO VOTE FOR THE CONVERSION PROPOSAL. ABSTENTION OR FAILURE TO FORWARD A PROXY OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS IF A BAC HOLDER HAD VOTED "AGAINST" THE CONVERSION PROPOSAL.
    Please sign exactly as name appears below. When BACs are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s):

- ------------------------------------------
Title (if any):

- ------------------------------------------
Title (if any):
DATED: ________________________________________________________________________,
1994

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.